Independent Auditors' Consent



The Board of Trustees and Shareholders
The Dreyfus/Laurel Funds, Inc.:



We consent to the use of our report dated December 15, 1995 with respect to Dreyfus Money Market Reserves, Dreyfus U.S. Treasury Reserves, Dreyfus Municipal Reserves, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus Institutional Government Money Market Fund, Dreyfus Disciplined Midcap Stock Fund, Dreyfus Institutional S&P 500 Stock Index Fund, Dreyfus Equity Income Fund, Dreyfus European Fund, Dreyfus International Equity Allocation Fund, Premier Balanced Fund, Premier Small Company Stock Fund, and Premier Limited Term Income Fund of The Dreyfus/Laurel Funds, Inc. incorporated by reference in the Prospectuses and Statements of Additional Information under the heading "Financial Statements" and to the reference to our Firm under the heading "Financial Highlights" in the Prospectuses. In addition, we consent to the reference to our Firm under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statements of Additional Information of Dreyfus Disciplined Midcap Stock Fund, Dreyfus Institutional S&P 500 Stock Index Fund, Dreyfus Equity Income Fund, Dreyfus European Fund, Dreyfus International Equity Allocation Fund, Premier Balanced Fund, Premier Small Company Stock Fund, and Premier Limited Term Income Fund and under the heading "Other Information" in the Statements of Additional Information of Dreyfus Money Market Reserves, Dreyfus U.S. Treasury Reserves, Dreyfus Municipal Reserves, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional U.S. Treasury Money Market Fund, and Dreyfus Institutional Government Money Market Fund dated March 1, 1996.




New York, New York
March 1, 1996